                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                OCTOBER 29, 2003

                              HALLIBURTON COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OR OTHER                      COMMISSION                IRS EMPLOYER
JURISDICTION                        FILE NUMBER              IDENTIFICATION
OF INCORPORATION                                                  NUMBER

DELAWARE                              1-3492                 NO. 75-2677995


                           1401 MCKINNEY, SUITE 2400
                              HOUSTON, TEXAS 77010
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                       INCLUDING AREA CODE - 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 12. Disclosure of Results of Operations and Financial Condition
-------  -----------------------------------------------------------

On October 29, 2003 registrant issued a press release entitled "Halliburton Announces Third Quarter Results."

The text of the press release is as follows:


                 HALLIBURTON ANNOUNCES THIRD QUARTER RESULTS
                 -------------------------------------------
          $0.21 per diluted share income from continuing operations, including $0.11 charge for the Anglo-Dutch litigation


HOUSTON - Halliburton (NYSE:HAL) announced today that third quarter 2003 income from continuing operations was $92 million or $0.21 per diluted share. Net income was $58 million or $0.13 per diluted share, which includes a net loss from discontinued operations of $0.08 per diluted share.

Revenues were $4.1 billion in the third quarter of 2003, up 39% from the third quarter of 2002. This increase is largely attributable to additional activity in Engineering and Construction Group (known as KBR) government services projects, including work in the Middle East.

Operating income was $204 million in the third quarter of 2003 compared to $191 million in the third quarter of 2002. Impacting third quarter 2003 operating income was a $77 million charge related to the Anglo-Dutch litigation described below. Third quarter 2002 results included an $18 million loss related to the sale of Bredero-Shaw and $11 million in restructuring charges.

"Both KBR and the Energy Services Group ("ESG") posted solid year-over-year operating results for the 2003 third quarter," said Dave Lesar, chairman, president and chief executive officer of Halliburton. "While overall oilfield activity has gradually increased over the past year, there was significant improvement in international markets such as Mexico, Brazil, the Middle East, Norway and China. My expectations for the fourth quarter are for little change in the level of oilfield activity. I believe our fourth quarter 2003 earnings from continuing operations will be at least $0.30 per share, excluding any impact from the proposed asbestos settlement."

ANGLO-DUTCH LITIGATION

On October 24, 2003, a Harris County, Texas civil court jury returned a verdict against a Halliburton subsidiary company for breaching confidentiality agreements entered into in 1996 and 1997. The jury verdict against Halliburton plus attorneys fees amount to $77 million. The plaintiffs in the case, Anglo-Dutch Petroleum International, Inc. and Anglo-Dutch (Tenge), L.L.C., alleged that Ramco Energy Plc and Halliburton were liable for damages sustained when entities unrelated to Halliburton succeeded in acquiring certain interests in the Tenge oil and gas field in Kazakhstan. Halliburton intends to file post-trial motions to seek a reduction or elimination of the award. If the verdict becomes a judgment, Halliburton intends to appeal the case. A charge of $77 million related to this case was accrued in the third quarter of 2003.

2003 THIRD QUARTER SEGMENT RESULTS

Energy Services Group
---------------------

ESG posted third quarter 2003 revenues of $1.8 billion, a $128 million increase over the third quarter of 2002, and operating income of $170 million, down $30 million after the $77 million Anglo-Dutch charge for the same period.

Drilling and Formation Evaluation revenue for the third quarter of 2003 was $433 million, a 6% increase over the third quarter of 2002. Operating income for the segment of $45 million represented a 29% increase over the third quarter of 2002. The sale of Mono Pumps in the first quarter of 2003 negatively impacted third quarter 2003 revenue and operating income comparisons by $19 million and $2 million, respectively. Logging revenues and higher rig counts in all geographic regions except Europe / Africa accounted for the operating income improvement, despite expenses incurred for consolidation of drill bit facilities in the quarter.

Fluids revenue for the third quarter of 2003 was $510 million, a 14% increase over the third quarter of 2002. The Fluids segment revenue increase was driven by a 17% increase in cementing revenue. Cementing revenue increased 15% in the United States due to the higher land rig count and 75% in Mexico due to increased drilling activity.

Fluids operating income for the third quarter of 2003 was $55 million, a 2% increase from the third quarter of 2002. Cementing operating income increased 35% over the 2002 third quarter, offset by a decrease in drilling fluids operating income due to softer pricing in the deep water Gulf of Mexico and Europe and a $3 million inventory adjustment in Nigeria.

Production Optimization revenue for the third quarter 2003 was $730 million, an 11% increase over the third quarter of 2002. Onshore North America revenue improvement was partially offset by lower revenue in the Gulf of Mexico. Internationally, revenues were up 19% as compared to the third quarter 2002 with increases from all regions. The sale of Halliburton Measurement Systems ("HMS") in the second quarter of 2003 had a $9 million negative impact on the third quarter of 2003 revenues as compared to the third quarter of 2002.

Production Optimization operating income for the third quarter of 2003 was $122 million, an 18% increase over the third quarter of 2002. International activity drove the majority of the operating income improvement, primarily from improved margins in Mexico, Brazil and Angola. In North America, incremental margins on increased revenues in Canada were partially offset by pricing weakness in the United States.

Landmark and Other Energy Services revenue for the third quarter of 2003 was $132 million, a decrease of $33 million from the third quarter of 2002. The reduction of revenue was attributable to the sale of Wellstream in the first quarter of 2003 and a winding down of a North Sea project.

Landmark and Other Energy Services third quarter 2003 operating loss was $52 million, compared to an $8 million profit in the third quarter of 2002. Segment results included the Anglo-Dutch litigation expense in the third quarter of 2003, and the third quarter 2002 results included $5 million in restructuring charges and an $18 million loss on the sale of Bredero-Shaw. Landmark Graphics revenues were down 4%, but operating income was up 22% as compared to the third quarter of 2002.

KBR
---

KBR revenue for the third quarter of 2003 was $2.3 billion, an 80% increase over the third quarter of 2002. The improvement was primarily due to increases in government services activity and, to a lesser extent, progress on liquefied natural gas (LNG) and gas projects in Nigeria and Algeria, and hydrocarbon plants in North America and Europe. The increase in revenue was partially offset by lower revenues on projects in western Africa, Brazil and Asia Pacific, maintenance contracts in the United States and the United Kingdom, and the United States Government contract in the Balkans.

KBR operating income for the third quarter of 2003 was $49 million, a $37 million increase over the third quarter of 2002 due to increases from government services activity in the Middle East and the DML shipyard in the United Kingdom. Additionally, LNG and gas projects in Nigeria and Algeria boosted third quarter 2003 segment operating income due to improved project efficiency and progress. Partially offsetting the increased operating income were project losses in Europe, the Middle East and offshore Asia Pacific, and lower income on oil projects in western Africa nearing completion.

Total company revenue and operating income from Iraq-related work in the third quarter were $900 million and $34 million, respectively. Iraq-related work contributed $0.05 per diluted share of earnings after tax.

General corporate expense of $15 million in the third quarter of 2003 improved $6 million over the third quarter of 2002 in part due to restructuring charges in the third quarter 2002.

BACKLOG

KBR backlog at September 30, 2003 was $9.8 billion, down $127 million from June 30, 2003. Approximately 31% of the backlog is for fixed fee contracts, compared to 37% at June 30, 2003. Of the fixed fee contract backlog, 40% of the total relates to onshore contracts, 26% relates to government services and 20% relates to offshore. Firm orders were $8.5 billion at the end of the quarter. The remainder of the backlog primarily relates to government awards not yet funded, with the Los Alamos National Laboratory and Balkans contract representing the majority of the balance.

DISCONTINUED OPERATIONS

The third quarter net loss from discontinued operations was $34 million after tax, or $0.08 per diluted share, reflecting a reserve for uncollectible insurance receivables purchased from Harbison-Walker for potential insolvency of insurance carriers, professional fees associated with the due diligence, printing and distribution cost of the disclosure statement, and other aspects of the proposed settlement for asbestos and silica liabilities.

TECHNOLOGY AND SIGNIFICANT ACHIEVEMENTS

Halliburton had a number of advances in technology and new contract awards including:

   o Sperry-Sun announced the global commercialization of its GeoTap(TM) LWD formation pressure tester. The LWD sensor provides operators with wireline-quality, reservoir pore pressure data for drilling and formation evaluation applications to help operators maximize reservoir deliverability.

   o KBR is one of eight companies that have been formed into an innovative partnership to improve Scotland's fresh water and waste water infrastructure under Scottish Water's $3 billion capital investment program. The partnership will deliver Scottish Water's capital investment program through 2006 upgrading Scotland's networks and facilities to improve the quality of drinking water and the aquatic environment.

   o KBR was selected by the United Kingdom Ministry of Defence for CONLOG, a seven year enabling contract under which KBR will deliver logistic support services to British forces worldwide.

   o Landmark announced a Portable Real-time Operations CenterSM (RTOC) solution. The Portable RTOC is a cost effective IT solution that can be deployed and redeployed in multiple facilities to meet the broad and changing needs of E&P operating companies of any size.

   o KBR was awarded a four year plus two 24-month extension options contract with an ExxonMobil subsidiary for operations and maintenance of offshore production facilities in the North Sea.

   o ESG was awarded a contract for a well stimulation vessel to provide sand control, fracturing, acidizing, and pumping services and products for the Campos Basin development offshore Brazil.

   o Baroid and National Oilwell signed a global distribution agreement allowing both companies to increase participation in the expanding solids control and drilling waste management market. The addition of National Oilwell equipment to the Baroid product line allows Baroid to offer a complete range of services to meet our customer needs.


Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                              HALLIBURTON COMPANY
                Condensed Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                  (Unaudited)

                                                                         Three Months                   Three Months
                                                                             Ended                          Ended
                                                                         September 30                      June 30
                                                            --------------------------------------------------------------
                                                                  2003                    2002               2003
--------------------------------------------------------------------------------------------------------------------------
REVENUES
Energy Services Group                                          $   1,805               $   1,677           $   1,780
Engineering and Construction Group                                 2,343                   1,305               1,819
--------------------------------------------------------------------------------------------------------------------------
    TOTAL REVENUES                                             $   4,148               $   2,982           $   3,599
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)
Energy Services Group                                          $     170               $     200           $     235
Engineering and Construction Group                                    49                      12                (148)
General corporate                                                    (15)                    (21)                (16)
--------------------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING INCOME                                     $     204               $     191           $      71
--------------------------------------------------------------------------------------------------------------------------
Interest expense                                                     (33)                    (29)                (25)
Interest income                                                        7                       8                   7
Foreign currency, net                                                (17)                      1                  19
Other nonoperating, net                                                -                       -                   2
--------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before
    income taxes and minority interest                               161                     171                  74
Provision for income taxes                                           (63)                    (72)                (29)
Minority interest in net income of subsidiaries                       (6)                     (5)                 (3)
--------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                     92                      94                  42
Loss from discontinued operations, net                               (34)                      -                 (16)
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $      58               $      94           $      26
==========================================================================================================================
BASIC INCOME (LOSS) PER SHARE:
Income from continuing operations                              $    0.21               $    0.22           $    0.09
Loss from discontinued operations                                  (0.08)                      -               (0.03)
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $    0.13               $    0.22           $    0.06
==========================================================================================================================
DILUTED INCOME (LOSS) PER SHARE:
Income from continuing operations                              $    0.21               $    0.22           $    0.09
Loss from discontinued operations                                  (0.08)                      -               (0.03)
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $    0.13               $    0.22           $    0.06
==========================================================================================================================
Basic weighted average common shares outstanding                     435                     432                 434
Diluted weighted average common shares outstanding                   437                     434                 436


See Footnote Table 1 for a list of significant items included in operating income.

                              HALLIBURTON COMPANY
                Condensed Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                  (Unaudited)

                                                                        Nine Months Ended
                                                                           September 30
                                                           ---------------------------------------------
                                                                  2003                       2002
--------------------------------------------------------------------------------------------------------
REVENUES
Energy Services Group                                         $   5,196                    $    5,122
Engineering and Construction Group                                5,611                         4,102
--------------------------------------------------------------------------------------------------------
    TOTAL REVENUES                                            $  10,807                    $    9,224
--------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)
Energy Services Group                                         $     585                    $      439
Engineering and Construction Group                                 (118)                         (496)
General corporate                                                   (50)                          (34)
--------------------------------------------------------------------------------------------------------
    TOTAL OPERATING INCOME (LOSS)                             $     417                    $      (91)
--------------------------------------------------------------------------------------------------------
Interest expense                                                    (85)                          (91)
Interest income                                                      22                            24
Foreign currency, net                                                (4)                          (12)
Other nonoperating, net                                               2                             2
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes, minority interest and
    change in accounting principle                                  352                          (168)
Provision for income taxes                                         (142)                          (31)
Minority interest in net income of subsidiaries                     (17)                          (15)
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before change in accounting principle                           193                          (214)
Loss from discontinued operations, net                              (58)                         (168)
Cumulative effect of change in accounting
    principle, net                                                   (8)                            -
--------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                             $     127                    $     (382)
========================================================================================================
BASIC INCOME (LOSS) PER SHARE:
Income from continuing operations before
    change in accounting principle                            $   0.44                     $    (0.49)
Loss from discontinued operations                                (0.13)                         (0.39)
--------------------------------------------------------------------------------------------------------
                                                                  0.31                          (0.88)
Change in accounting principle                                   (0.02)                             -
--------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                             $   0.29                     $    (0.88)
========================================================================================================
DILUTED INCOME (LOSS) PER SHARE:
Income from continuing operations before
    change in accounting principle                            $   0.44                     $    (0.49)
Loss from discontinued operations                                (0.13)                         (0.39)
--------------------------------------------------------------------------------------------------------
                                                                  0.31                          (0.88)
Change in accounting principle                                   (0.02)                             -
--------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                             $   0.29                     $    (0.88)
========================================================================================================
Basic weighted average common shares outstanding                   434                            432
Diluted weighted average common shares outstanding                 436                            432


See Footnote Table 1 for a list of significant items included in operating income.

                              HALLIBURTON COMPANY
                     Condensed Consolidated Balance Sheets
                             (Millions of dollars)
                                  (Unaudited)

                                                          September 30         December 31          June 30
                                                       -----------------------------------------------------------
                                                              2003                2002                2003
------------------------------------------------------------------------------------------------------------------
                          ASSETS

CURRENT ASSETS:
Cash and equivalents                                      $     1,222          $   1,107          $   1,859
Total receivables, net                                          4,000              3,257              3,666
Inventories                                                       731                734                747
Other current assets                                              559                462                503
------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                            6,512              5,560              6,775

Property, plant and equipment, net                              2,504              2,629              2,498
Insurance for asbestos and silica related liabilities           2,061              2,059              2,059
Other assets                                                    2,699              2,596              2,690
------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                              $    13,776          $  12,844          $  14,022
==================================================================================================================

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term notes payable                                  $        23          $      49          $      16
Current maturities of long-term debt                               21                295                166
Accounts payable                                                  979              1,077              1,056
Other current liabilities                                       2,048              1,851              2,079
------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                       3,071              3,272              3,317

Long-term debt                                                  2,368              1,181              2,374
Asbestos and silica related liabilities                         3,387              3,425              3,396
Other liabilities                                               1,283              1,337              1,293
Minority interest in consolidated subsidiaries                     90                 71                 83
------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              10,199              9,286             10,463
==================================================================================================================
TOTAL SHAREHOLDERS' EQUITY                                      3,577              3,558              3,559
------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $    13,776          $  12,844          $  14,022
==================================================================================================================

                                    TABLE 1

                              HALLIBURTON COMPANY
         Revenue and Operating Income Comparison By Operating Segments
                             (Millions of dollars)
                                  (Unaudited)

                                                          Three Months Ended           Three Months Ended
                                                             September 30                   June 30
                                                   ---------------------------------------------------------
                                                        2003             2002                 2003
------------------------------------------------------------------------------------------------------------
REVENUES
Drilling and Formation Evaluation                      $    433        $      408       $      414
Fluids                                                      510               449              518
Production Optimization                                     730               655              693
Landmark and Other Energy Services                          132               165              155
------------------------------------------------------------------------------------------------------------
    Total Energy Services Group                           1,805             1,677            1,780
Engineering and Construction Group                        2,343             1,305            1,819
------------------------------------------------------------------------------------------------------------
       TOTAL REVENUES                                  $  4,148        $    2,982       $    3,599
============================================================================================================

OPERATING INCOME (LOSS)
Drilling and Formation Evaluation                      $     45        $       35       $       49
Fluids                                                       55                54               68
Production Optimization                                     122               103              113
Landmark and Other Energy Services                          (52)                8                5
------------------------------------------------------------------------------------------------------------
    Total Energy Services Group                             170               200              235
Engineering and Construction Group                           49                12             (148)
General corporate                                           (15)              (21)             (16)
------------------------------------------------------------------------------------------------------------
       TOTAL OPERATING INCOME                          $    204        $      191       $       71
============================================================================================================

                                                           Nine Months Ended
                                                              September 30
                                                   -----------------------------------
                                                         2003              2002
--------------------------------------------------------------------------------------
REVENUES
Drilling and Formation Evaluation                      $  1,226         $    1,220
Fluids                                                    1,508              1,352
Production Optimization                                   2,052              1,901
Landmark and Other Energy Services                          410                649
--------------------------------------------------------------------------------------
    Total Energy Services Group                           5,196              5,122
Engineering and Construction Group                        5,611              4,102
--------------------------------------------------------------------------------------
       TOTAL REVENUES                                  $ 10,807         $    9,224
======================================================================================

OPERATING INCOME (LOSS)
Drilling and Formation Evaluation                      $    160         $      115
Fluids                                                      178                154
Production Optimization                                     305                292
Landmark and Other Energy Services                          (58)              (122)
--------------------------------------------------------------------------------------
    Total Energy Services Group                             585                439
Engineering and Construction Group                         (118)              (496)
General corporate                                           (50)               (34)
--------------------------------------------------------------------------------------
       TOTAL OPERATING INCOME (LOSS)                   $    417         $      (91)
======================================================================================


See Footnote Table 1 for a list of significant items included in operating income.

                                    TABLE 2

                              HALLIBURTON COMPANY
                    Revenue and Operating Income Comparison
               By Geographic Region - Energy Services Group Only
                             (Millions of dollars)
                                  (Unaudited)

                                                Three Months Ended            Three Months Ended
                                                   September 30                     June 30
                                        ------------------------------------------------------------
                                              2003               2002                 2003
----------------------------------------------------------------------------------------------------
REVENUES
North America                               $    791          $      771         $      762
Latin America                                    244                 209                226
Europe / Africa                                  356                 350                394
Middle East / Asia                               414                 347                398
----------------------------------------------------------------------------------------------------
       TOTAL REVENUES                       $  1,805          $    1,677         $    1,780
====================================================================================================

OPERATING INCOME
North America                               $     31          $      133         $       91
Latin America                                     51                  28                 43
Europe / Africa                                   28                   9                 51
Middle East / Asia                                60                  30                 50
----------------------------------------------------------------------------------------------------
       TOTAL OPERATING INCOME               $    170          $      200         $      235
====================================================================================================


                                                  Nine Months Ended
                                                     September 30
                                          -----------------------------------
                                                2003              2002
-----------------------------------------------------------------------------
REVENUES
North America                                 $  2,298         $    2,299
Latin America                                      652                628
Europe / Africa                                  1,092              1,197
Middle East / Asia                               1,154                998
-----------------------------------------------------------------------------
       TOTAL REVENUES                         $  5,196         $    5,122
=============================================================================

OPERATING INCOME
North America                                 $    206         $      124
Latin America                                      117                 84
Europe / Africa                                    111                139
Middle East / Asia                                 151                 92
-----------------------------------------------------------------------------
       TOTAL OPERATING INCOME                 $    585         $      439
=============================================================================


   See Footnote Table 2 for a list of significant items included in operating income.

                                FOOTNOTE TABLE 1

                              HALLIBURTON COMPANY
            Items Included in Operating Income by Operating Segment
                  (Millions of dollars except per share data)
                                  (Unaudited)

                              Three Months Ended           Three Months Ended             Three Months Ended
                                 September 30                 September 30                      June 30
                                     2003                         2002                           2003
                           ----------------------       -----------------------       ------------------------
                           Operating  After Tax         Operating   After Tax         Operating    After Tax
                            Income    per Share          Income     per Share           Income     per Share
                           ----------------------       -----------------------       -------------------------
Production Optimization:
   HMS gain on sale         $     -     $      -          $    -     $      -           $    24     $    0.03
Landmark and Other
   Energy Services:
   Anglo-Dutch lawsuit          (77)        (0.11)             -            -                 -             -
   Restructuring charge           -            -              (5)        (0.01)               -             -
   Bredero-Shaw loss
       on sale                    -            -             (18)        (0.04)               -             -
Engineering and
   Construction Group:
   Asbestos and silica
       liability                 (1)           -               -            -                 -             -
   Restructuring charge           -            -              (2)           -                 -             -
   Barracuda-Caratinga
       project loss               -            -               -            -              (173)        (0.24)
General corporate:
   Restructuring charge           -            -              (4)        (0.01)               -             -

                                                   Nine Months Ended                   Nine Months Ended
                                                     September 30                        September 30
                                                         2003                                2002
                                              ----------------------------       ------------------------------
                                               Operating     After Tax            Operating       After Tax
                                                Income       per Share              Income        per Share
                                              ----------------------------       ------------------------------
Drilling and Formation Evaluation:
    Mono Pumps gain on sale                    $    36         $      0.05         $     -         $      -
Production Optimization:
    HMS gain on sale                                24                0.03               -                -
Landmark and Other Energy Services:
    Anglo-Dutch lawsuit                            (77)              (0.11)              -                -
    Wellstream loss on sale                        (15)              (0.03)              -                -
    EMC gain on sale                                 -                 -               108              0.15
    Patent infringement lawsuit accrual              -                 -               (98)            (0.14)
    Restructuring charge                             -                 -               (47)            (0.07)
    Bredero-Shaw impairment                          -                 -               (61)            (0.14)
    Bredero-Shaw loss on sale                        -                 -               (18)            (0.04)
Engineering and Construction Group:
    Asbestos and silica liability                   (3)               -               (330)            (0.62)
    Barracuda-Caratinga project loss              (228)              (0.32)           (119)            (0.17)
    Highlands receivable write-off                   -                 -               (80)            (0.11)
    Restructuring charge                             -                 -               (16)            (0.02)
General corporate:
    Insurance company demutualization                -                 -                28              0.04
    Restructuring charge                             -                 -               (15)            (0.02)

                                FOOTNOTE TABLE 2

                              HALLIBURTON COMPANY
                       Items Included in Operating Income
               By Geographic Region - Energy Services Group Only
                  (Millions of dollars except per share data)
                                  (Unaudited)


                                     Three Months Ended           Three Months Ended            Three Months Ended
                                        September 30                 September 30                     June 30
                                            2003                         2002                          2003
                                  -------------------------     ------------------------      ------------------------
                                  Operating    After Tax         Operating   After Tax        Operating    After Tax
                                    Income     per Share          Income     per Share          Income     per Share
                                  -------------------------     ------------------------      ------------------------
North America:
   Anglo-Dutch lawsuit             $   (77)     $    (0.11)       $    -       $     -          $     -     $      -
   HMS gain on sale                      -             -               -             -               24          0.03
   Restructuring charge                  -             -              (4)          (0.01)             -            -
   Bredero-Shaw loss
       on sale                           -             -             (18)          (0.04)             -            -
Europe / Africa:
   Restructuring charge                  -             -              (1)            -                -            -


                                                   Nine Months Ended                 Nine Months Ended
                                                     September 30                       September 30
                                                         2003                               2002
                                              ----------------------------      -----------------------------
                                               Operating     After Tax           Operating      After Tax
                                                Income       per Share             Income       per Share
                                              ----------------------------      -----------------------------
North America:
    Anglo-Dutch lawsuit                         $   (77)      $    (0.11)         $     -         $       -
    Mono Pumps gain on sale                          24             0.03                -                 -
    Wellstream loss on sale                         (11)           (0.02)               -                 -
    HMS gain on sale                                 24             0.03                -                 -
    Patent infringement lawsuit accrual               -                -              (98)            (0.14)
    Restructuring charge                              -                -              (38)            (0.05)
    Bredero-Shaw impairment                           -                -              (61)            (0.14)
    Bredero-Shaw loss on sale                         -                -              (18)            (0.04)
Latin America:
    Restructuring charge                              -                -               (3)                -
Europe / Africa:
    Mono Pumps gain on sale                          12              0.02               -                 -
    Wellstream loss on sale                          (4)            (0.01)              -                 -
    EMC gain on sale                                  -                -              108              0.15
    Restructuring charge                              -                -               (3)                -
Middle East / Asia:
    Restructuring charge                              -                -               (3)                -

                                      ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HALLIBURTON COMPANY




Date:     October 29, 2003                  By: /s/ MARGARET E. CARRIERE
                                               ------------------------------
                                                 Margaret E. Carriere
                                                 Vice President and Secretary